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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 6, 2004

                                  TIFFANY & CO.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                                     1-9494
                            (Commission File Number)

                                   13-3228013
                     (I.R.S. Employer Identification Number)

                                727 Fifth Avenue
                            New York, New York 10022
              (Address and zip code of principal executive offices)

                                 (212) 755-8000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 -- ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On December 6, 2004, Tiffany & Co. International ("International") entered into an Extinguishment and Termination Agreement (the "Termination Agreement") with Aber Diamond Corporation (the "Issuer") to cancel and extinguish certain provisions of the Subscription Agreement, previously entered into on July 16, 1999 (the "Subscription Agreement"). Pursuant to the Termination Agreement, the Issuer agreed to cancel and extinguish certain of its rights with respect to the sale by International of the 8,000,000 shares of Common Stock, no par value, of the Issuer, purchased by International pursuant to the Subscription Agreement (the "Shares"), to certain dealers (collectively, "Dealers") subject to the satisfaction of certain conditions, described below.

      Pursuant to the terms of the Termination Agreement, the Issuer agreed to cancel and extinguish certain of its rights with respect to the sale of the Shares upon payment by International to the Issuer of the sum of US$ 7 million (the "Extinguishment Fee"); provided, that:

            (i) such cancellation and extinguishment of certain of the Issuer's rights under the Subscription Agreement only shall be applicable to a sale of the Shares to or through the Dealers;

            (ii) the Dealers shall have entered into an agreement with the Issuer providing that (A) the Dealers promptly shall disclose in reasonable detail to the Issuer the identities of the persons who have agreed to purchase the Shares from the Dealers (the "Ultimate Purchasers") and (B) the Dealers shall not sell to any Ultimate Purchaser or group of Ultimate Purchasers under common control, more than 2,000,000 of the Shares without the Issuer's prior consent to be acknowledged in writing; and

            (iii) the Board of Directors of the Issuer shall have received the written resignation of James Fernandez as a director of the Issuer.

      On December 7, 2004, International entered into a Purchase Agreement (the "Purchase Agreement") with Merrill Lynch Canada Inc., CIBC World Markets Inc., Scotia Capital Inc. and UBS Securities Canada Inc. and their respective affiliates (collectively, "Merrill Lynch"), pursuant to which Merrill Lynch shall acquire, subject to certain conditions described below, all of the Shares at a purchase price equal to CAN$42.00 per share (the "Stock Sale").


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      Under the terms of the Purchase Agreement, Merrill Lynch will offer the
Shares for resale (i) in the United States to "accredited investors" (as defined in Section 2(a)(15) of the Securities Act of 1933, as amended (the "Securities Act")) and to "qualified institutional buyers" as defined in Rule 144A(a)(1) under the Securities Act, (ii) in all transactions outside the United States in reliance on Regulation S under the Securities Act ("Regulation S") and (iii) in Canada without filing a prospectus and in compliance with Canadian securities laws including the rules and regulations of the Toronto Stock Exchange.

      The obligations of Merrill Lynch under the Purchase Agreement are subject to termination in the absolute discretion of Merrill Lynch if at any time prior to the time of purchase there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the Toronto Stock Exchange;
(ii) a suspension or material limitation in trading in the shares of common stock of the Issuer on the Toronto Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Canadian or Ontario authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada; or (iv) any other calamity or crisis or any change in financial, political or economic conditions in Canada or elsewhere, if the effect of any such event specified in clause (iv) in the judgment of Merrill Lynch makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner set forth in the Purchase Agreement.

      This Current Report on Form 8-K is not an offer to sell any securities or a solicitation to buy any securities. These securities have not been, and will not be, registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration thereunder or under an applicable exemption from such registration requirements.

ITEM 7.01 -- REGULATION FD DISCLOSURE.

      The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On December 6, 2004, for consideration to be paid by the Issuer, Tiffany & Co. also agreed to increase to market value the price at which it purchases diamonds from the Issuer so that Tiffany & Co. will no longer purchase diamonds from the Issuer at a discount. After offsetting International's obligation to pay the Extinguishment Fee described above, Tiffany & Co. will receive a net payment of US$ 5 million from the Issuer. A copy of the press releases issued by Tiffany & Co. on December 6, 2004, and December 7, 2004, are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.


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ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits

            Exhibit 99.1 Press Release issued by Tiffany & Co. on December 6, 2004.

            Exhibit 99.2 Press Release issued by Tiffany & Co. on December 7, 2004.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TIFFANY & CO.

                              By: /s/ Patrick B. Dorsey
                                  -------------------------
                              Name:  Patrick B. Dorsey
                              Title: Senior Vice President, Secretary
                                     and General Counsel


Dated: December 9, 2004